UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016 (February 18, 2016)

Tempus Applied Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-201424	47-2599251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Waller Mill Road Williamsburg, Virginia		23185
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (757) 875-7779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

As previously reported by Tempus Applied Solutions Holdings, Inc. (the “Company”) in its Current Reports on Form 8-K filed August 6, 2015 and August 17, 2015, the Company consummated a business combination on July 31, 2015, and immediately prior to and in connection therewith, through its subsidiaries, completed a private placement of securities (the “Initial Financing”). The Company also completed a follow-on private placement of securities on August 14, 2015 (the “Post-Closing Financing”). Certain investors in the Initial Financing received shares of the Company’s common stock and shares of its Series B-2 Warrants. Certain investors in the Post-Closing Financing received shares of the Company’s common stock and shares of its Series B-3 Warrants (collectively with the Series B-2 Warrants, the “Series B Warrants”).

The Series B Warrants contained an alternative cashless exercise feature, pursuant to which, from December 31, 2015 until the expiration of such Series B Warrants, if the volume-weighted average trading price of the Company’s common stock failed to be greater than $4.00, the holder of a Series B Warrant could exercise such Series B Warrant to acquire, on a cashless basis, additional Company shares, either common stock or Preferred Stock, pursuant to a formula set forth in the Series B Warrants that provided for the acquisition of, depending on the recent trading price of the Company’s common stock, up to 488.9% of the number of shares that could otherwise be purchased under such Series B Warrant pursuant to a cash exercise of such Series B Warrant.

On February 24, 2016, the Company issued 641,666 shares of common stock to certain holders of Series B Warrants who exercised their Series B Warrants using the alternative cashless exercise feature. These shares were issued pursuant to exemptions from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 8.01	Other Events.

As previously reported by the Company on its Current Report on Form 8-K filed on August 11, 2015, the Company reported being named as the preferred bidder for a contract for the provision, to a major NATO member country, of two intelligence, surveillance and reconnaissance aircraft. The Company expected to be awarded the contract if and when it was able to finalize remaining administrative and licensing terms. The Company and officials of the country have not, however, been able to finalize terms relating to a required performance bond, and on February 18, 2016, the Company was notified by defense officials of the country that contract negotiations with the Company were being terminated, and that the Company’s bid bond in the amount of U.S. $750,000 would be liquidated. The Company has been accounting for the bid bond amount as restricted cash. The Company is of the view that, under applicable law and rules, it has a right to the return of the bid bond, and it intends to vigorously pursue the return of the bid bond amount.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.
Date: February 24, 2016	By:	/s/ R. Lee Priest, Jr.
		Name:	R. Lee Priest, Jr.
		Title:	Chief Financial Officer

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